DATAPOINT CORPORATION
                         1997 EMPLOYEE STOCK OPTION PLAN

                                    ARTICLE I

                                     Purpose

The purpose of the Datapoint Corporation 1997 Employee Stock Option Plan is to provide certain selected employees of Datapoint Corporation and its subsidiaries an opportunity to purchase or receive shares of Common Stock of Datapoint Corporation or to benefit from the appreciation thereof, thus providing an increased incentive for these employees to contribute to the future success and prosperity of Datapoint Corporation, enhancing the value of the stock for the benefit of the stockholders, and increasing the ability of Datapoint Corporation to attract and retain individuals of exceptional skills.

                                   ARTICLE II

                                   Definitions

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1      Board:  The Board of Directors of Datapoint Corporation.

2.2 Code: The Internal Revenue Code of 1986,as amended, and the rules and regulations promulgated thereunder.

2.3      Committee:  The  Committee, appointed by the Board and described in
Section 3.2 of the Plan, that shall be responsible for administering the Plan and making Option Grants hereunder.

2.4      Common Stock:  The common stock of Datapoint Corporation.

2.5      Company:  Datapoint Corporation and any of its Subsidiaries, if any.

2.6 Disability: Disability within the meaning of section 22(e)(3) of the Code, as determined by the Committee.

2.7      Employer:  The corporation that employs the employee or Optionee.

2.8 Fair Market Value: The average of the high and low reported sales prices of Common Stock on the New York Stock Exchange-Composite Tape as reported in the Southwest edition of The Wall Street Journal. If there were no Common Stock sales on such day, then:

a. in the case of an Option grant, Fair Market Value is the average of the high and low reported sales prices on the last preceding day on which sales occurred; and

b. in the case of the exercise of an Option, the Fair Market Value is the "Weighted Average" of the average of the high and low reported sales prices on the last preceding day on which sales occurred and such average on the first succeeding day on which sales occurred. The Weighted Average is determined by first multiplying (i) the average between the high and low sales prices on the last preceding day on which sales occurred by the number of days after exercise until the first subsequent sales occurred, and (ii) the average between the high and low sales prices on the next succeeding day on which sales occurred by the number of days before exercise of the last preceding day on which sales occurred.

2.9 ISO: An incentive stock option within the meaning of section 422 of the Code.

2.10 Non-Employee Director: A director who:(i) is not currently an officer or employee of Datapoint Corporation or of any Subsidiary; (ii) (A) does not receive compensation, either directly or indirectly, for any non-director service in an amount that would be required to be disclosed under Item 404(a) of Regulation S-K or (B) possess an interest in any other transaction requiring disclosure under such Item; and (iii) is not engaged in a business relationship disclosable under Item 404(b) of Regulation S-K.

2.11     Non-ISO: A stock option that is not an ISO.

2.12     Option: A stock option granted under the Plan.

2.13 Option Price: The purchase price of a share of Common Stock under an Option.

2.14 Optionee: An employee of the Company who has been granted one or more Options.

2.15 Parent Corporation: A parent corporation, as defined in section 424(e) of the Code.

2.16 Plan: The Datapoint Corporation 1997 Employee Stock Option Plan, as from time to time amended.

2.17 Restricted Period: A period beginning on the date the Option is granted and ending on a date determined by the Committee.

2.18 Restricted Stock: Common Stock subject to the restrictions described in Section 6.11 of the Plan, so long as such restrictions are in effect.

2.19 Retirement: Retirement on or after age sixty-five,or, with the advance consent of the Company, at an earlier age.

2.20     Stock  Appreciation  Right: A Stock  Appreciation  Right as defined in
Section 6.7 of the Plan.

2.21 Subsidiary: A subsidiary corporation, as defined in section 424(f) of the Code.

2.22 Termination Date: a date fixed by the Committee but not later, with respect to an ISO, than the day preceding the tenth anniversary of the date on which the Option is granted or, with respect to a Non-ISO, than the day following the tenth anniversary of the date on which the Option is granted.

                                   ARTICLE III

                                 Administration

3.1 Except as otherwise provided in the Plan, the Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

3.2 The Committee shall consist of not less than three members of the Board, all of whom shall be Non-Employee Directors, and appointed by the Board. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall take all steps necessary to assure that the Committee is composed of Non-Employee Directors within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, and that Options granted under this Plan comply in all respects with the requirements of Rule 16b-3. Options granted hereunder shall be approved in advance by the Committee. However, if the Committee, for whatever reason, is unable to act, then Options granted under this Plan shall be approved in advance by the Board.

3.3 Subject to the provisions of the Plan, the Committee shall establish the policies and criteria pursuant to which it shall grant Options and administer the Plan. Subject to the provisions of the Plan, the Committee shall, in its discretion, determine which employees of the Company shall be granted Options, the number of shares subject to option under any such Options, the dates after which Options may be exercised, in whole or in part, and the terms and conditions of the Options. This shall include Options granted with terms and conditions that will permit their designation in accordance with the wishes of the prospective Optionee as ISOs or Non-ISOs.

3.4 The Committee may at any time, with the consent of the Optionee, in its sole discretion, cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of Common Stock shares, and at a lesser Option Price.

3.5 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   ARTICLE IV

                           Shares Subject to the Plan

4.1 The total number of shares of Common Stock available for grants of Options under the Plan shall be 2,000,000, subject to adjustment in accordance with
Article VIII of the Plan. These shares may be either authorized but unissued or reacquired shares of Common Stock. If an Option or portion thereof shall expire, terminate or be cancelled for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. An Option, or portion thereof, exercised through the exercise of a Stock Appreciation Right pursuant to Section 6.7 of the Plan shall be treated, for the purposes of this Article IV, as though the Option, or portion thereof, had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Options.

                                    ARTICLE V

                                   Eligibility

5.1 Options may be granted to employees of the Company or, with respect to Non-ISO's, to persons who have been engaged to become employees of the Company. Members of the Board who are not employees of the Company shall not be eligible for Option grants hereunder.

                                   ARTICLE VI

                                Terms of Options

6.1 Option Agreements. All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date. Those Options that comply with the requirements for an ISO set forth in section 422 of the Code at the request of the Optionee shall be designated ISOs, and all other Options shall be designated Non-ISOs.

6.2 Option Price. The Option Price shall not be less than seventy-five percent (75%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if the Option is intended to be an ISO, the Option Price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.3 Period of Exercise. The Committee shall determine the dates after which Options may be exercised in whole or in part for any reason whatsoever. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date; in addition, no Option or portion thereof granted to any Optionee subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be made exercisable during the six month period beginning on the date such Option was granted.

6.4 Special Rules Regarding ISOs Granted to Certain Employees. Notwithstanding any contrary provisions of Section 6.2 and 6.3 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Employer or of any Subsidiary or Parent Corporation thereof, unless (a) the Option Price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

6.5 Manner of Exercise and Payment. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or, if specifically permitted under the terms of the Option, through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price, or by any combination of the above methods of payment. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an option.

6.6 Withholding Taxes. The Company may, in its discretion, require an Optionee to pay to the Company the amount, or make such other arrangements, at the time of exercise or thereafter, that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise.

6.7 Stock Appreciation Rights. At or after the grant of an Option, the Committee, in its discretion, may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. A Stock Appreciation Right is a right to receive, upon exercise of an Option or any portion thereof, in the Committee's discretion, an amount of cash equal to and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or such portion thereof been exercised through the purchase of shares of Common Stock at the Option Price, provided that (a) such Option or portion thereof has been designated as exercisable in this alternative manner, (b) such Option or portion thereof is otherwise exercisable, and (c) the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price.

6.8 Nontransferability of Options. Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will, the laws of descent and distribution, or, solely with respect to Non-ISO's, a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder) nor will any Option granted hereunder be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights of interests hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

6.9      Cessation of Employment of Optionee.

         a) Cessation of Employment other than by Reason of Retirement, Disability, or Death. If an Optionee shall cease to be employed by the Company otherwise than by reason of Retirement, Disability, or death, each Option held by the Optionee, together with all rights hereunder, shall be exercisable only to the extent exercisable on the date of the cessation of employment, and shall terminate on the earlier of the Termination Date or the one hundred and eightieth day following the date of cessation of employment, to the extent not previously exercised; provided, however, that in the event the Optionee's employment with the Company is terminated due to his gross misconduct, the Options granted to such Optionee hereunder shall be null and void after such termination occurs or such determination is made by the Committee.

         b) Cessation of Employment by Reason of Retirement or Disability. If an Optionee shall cease to be employed by the Company by reason of Retirement or Disability, each Option held by the Optionee shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of:

                  i.       the Termination Date,

                  ii. the death of the Optionee, or such later date not more than one year after the death of the Optionee as the Committee, in its discretion, may provide pursuant to section 6.9(c) of the Plan, or

                  iii. the first anniversary of the date of the cessation of the Optionee's employment, and thereafter all such Options shall terminate together with all rights hereunder, to the extent not previously exercised.

         (c) Cessation of Employment by Reason of Death. In the event of the death of the Optionee, while employed by the Company, an Option may be exercised at any time or from time to time prior to the earlier of the Termination Date or the first anniversary of the date of the Optionee's death, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Optionee was entitled to exercise it on the Optionee's date of death. In the event of the death of the Optionee while entitled to exercise an option pursuant to Section 6.9(b), the Committee, in its discretion, may permit such Option to be exercised at any time or from time to time prior to the Termination Date during a period of up to one year from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Option was exercisable at the time of cessation of the Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

6.10 Notification of Sales of Common Stock. Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO: (a) within two years after date of the grant of the ISO under which the shares were acquired; (b) within one year after the transfer of such shares to the Optionee; or (c) more than three months after his termination of employment with the Company, shall notify the Company of such disposition and of the amount realized upon such disposition. In the event an Optionee terminates employment with the Company due to Disability, the words "three months" in Section 6.10(c) shall be replaced with the words "one year."

     6.11  Restrictions Upon Shares of Common Stock Acquired Upon Exercise of an
Option:

         (a) Provisions Concerning Restricted Stock. An Option may provide, in the discretion of the Committee, that all or a portion of the Common Stock to be received by the Optionee upon exercise of the Option (including exercise of a Stock Appreciation Right) shall be Restricted Stock. None of the shares of Common Stock acquired by the Optionee upon the exercise of an Option shall be Restricted Stock unless the Option agreement expressly provides that all or a portion of such shares shall be shares of Restricted Stock and the Restricted Period with respect to such shares is stated in the Option agreement. The Committee may establish different Restricted Periods with respect to different shares of Common Stock acquired pursuant to an Option. The Committee may also accelerate the dates at which the Restricted Period ends or otherwise waive or modify the restrictions on Restricted Stock with the consent of the Optionee before or after an Option is exercised, Common Stock delivered to an estate, heir or beneficiary of an Optionee pursuant to the exercise of an Option after the Optionee's death shall not be Restricted Stock.

         (b) Restrictions on Transferability. During the Restricted Period shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided herein. Except for such restrictions, the Optionee, as owner of such shares, shall have all the rights of a stockholder, including (but not limited to) the right to receive all dividends paid on such shares and the right to vote such shares. Restricted Stock may be transferred to the Company in satisfaction of the Company's obligation to withhold taxes pursuant to Section 6.6 of the Plan, or be placed into escrow to secure the Company's ability to satisfy such obligation, and any restrictions with respect to shares transferred in satisfaction of such obligation shall terminate. Each certificate issued in respect of shares of Restricted Stock acquired pursuant to the exercise of an Option shall be registered in the name of the Optionee, shall be deposited by him with the Company together with stock power endorsed in blank and shall be the following (or similar legend):

"The shares represented by this certificate are subject to restrictions on transferability imposed by that certain instrument entitled 'Datapoint Corporation 1997 Employee Stock Option Plan', which grants to the Company an option to purchase such shares in certain instances. A copy of such Plan is on file at the principal office of the Company."

At the end of the Restricted Period, or when the restrictions have otherwise terminated with respect to one or more shares of Restricted Stock, the Company shall deliver to the Optionee (or his legal representative, beneficiary or heir) one share of Common Stock without the legend referred to herein for each such share of Restricted Stock deposited with it by the Optionee.

         (c) Company's Option to Repurchase upon Cessation of Employment. If an Optionee ceases to be an employee of the Company during the restricted Period for any reason, the Company shall have an option, with respect to Options exercised otherwise than pursuant to a Stock Appreciation Right, to purchase all or a portion of the shares of Restricted Stock acquired by the Optionee pursuant to the exercise of an Option, at a price equal to the price originally paid therefore by the Optionee. With respect to shares of Restricted Stock acquired pursuant to the exercise of a Stock Appreciation Right, the Company shall have the option to reacquire such shares without the payment of any consideration. The Company may exercise its option to purchase or reacquire the Restricted Stock within ninety days of the date on which the Optionee ceases to be employed by the Company. The Company shall exercise its option by giving notice to the Optionee in writing of such exercise. The Company shall pay in cash the purchase price for shares of Restricted Stock within five (5) days after exercising its option pursuant to this paragraph. If the Company does not exercise its option to purchase or reacquire shares of Restricted Stock, upon the expiration of the period during which the Company may exercise its option to purchase such shares of Restricted Stock, the Company shall deliver to the Optionee (or the Optionee's legal representative, beneficiary or heir) one share of Common Stock without the legend referred to herein for each share of Restricted Stock deposited with it by the Optionee.

6.12     Change in Control.

         Upon the occurrence of a Change in Control, each Stock Option outstanding on the date on which the Change in Control occurs will immediately become exercisable in full for the remainder of its term (regardless of employment status) and each participant holding Stock Options will have the right, at his or her election made during a period of sixty (60) days following the date on which the Change in Control occurs, to have the Company purchase any or all such Stock Options for an immediate lump-sum cash payment equal to the product of (1) the excess, if any, of the higher of (i) the fair market value on the date immediately prior to the date of payment, or if shares of Common Stock did not trade on such date, on the last previous day on which shares of Common Stock traded prior to such date, or (ii) the highest per share price for Common Stock actually paid in connection with the Change in Control, over the per share exercise price of each such Stock Option held, and (2) the number of shares of Common Stock covered by each such Stock Option. For purposes of the Plan, the term "Change of Control" is defined as (i) any change in the person or group that possess, directly or indirectly, the power to direct or cause the direction of the management and the policies of the Company, whether through the ownership of voting securities, by contract or otherwise; (ii) the acquisition, directly or indirectly, of at least 20 percent of the outstanding securities of the Company (other than by the Company, or any employee benefit plan of the Company) together with a change in the majority of the Board in existence prior to the first public announcement relating to any cash tender offer, exchange offer, merger or other business combination, sale, lease or disposition of assets, proxy or consent solicitation (other than by the Board of Directors of the Company), contested election or substantial stock accumulation; (iii) certain mergers and consolidations involving the Company; (iv) the sale, lease or other disposition of all or substantially all of the Company's assets; and/or (v) a liquidation or dissolution of the Company approved by its stockholders; and (vi) a change in the majority of the Board in existence prior to the first public announcement relating to any cash tender offer, exchange offer, merger or other business combination, sale, lease or disposition of assets, proxy or consent solicitation (other than by the Board of Directors of the Company), contested election or substantial stock accumulation.

                                  ARTICLES VII

                          Limitation on Grants of ISOs

7.1 The aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Stock which any employee may exercise for the first time in any calendar year under this or any other stock option plan maintained by the Employer or by any Subsidiary or Parent Corporation of the Employer as an ISO shall be limited to $100,000 or such higher amount as may be permitted from time to time under the Code.

                                  ARTICLE VIII

                                   Adjustments

8.1 If (a) the Company shall at any time be involved in a  transaction  to which section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee shall take any such action, including price adjustment, as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Article IV above shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee.

                                   ARTICLE IX

                        Amendment and Termination of Plan

9.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

9.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

9.3 The Board may amend this Plan, subject to the limitations cited above, in such matter as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code and Rule 16b-3.

                                    ARTICLE X

                        Government and Other Regulations

10.1 The obligation of the Company to issue, or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and any stock exchanges on which Common Stock is traded.

10.2 In addition to, and without limiting, the Company's rights under the preceding paragraph, the Committee may postpone any exercise of an Option or Stock Appreciation Right for such time as the Committee in its discretion may deem necessary in order to permit the Company with reasonable diligence (i) to effect or maintain the listing of the Common Stock in the New York Stock Exchange or to effect or maintain registration under the Securities Act of 1933, as amended, of the Plan or the shares issuable upon the exercise of the Option or the Stock Appreciation Right, (ii) to determine that such shares and Plan are exempt from registration, or (iii) to comply with any applicable laws, regulations, rules, orders, or approval requirements then in effect and required by governmental entities of any stock exchange on which the Common Stock is traded. Any such postponement shall not extend the term of an Option, and neither the Company nor its directors or officers shall have any obligation or liability to any Optionee or Optionee's successor with respect to any shares subject to an Option or Stock Appreciation Right that lapses unexercised because of such postponement.


                                   ARTICLE XI

                            Miscellaneous Provisions

11.1 Plan Does Not Confer Employment or Stockholder Rights. The right of the Company to terminate (whether by dismissal or otherwise) the Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Company and the Optionee, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a stockholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

     11.2 Plan Expenses. Any expenses of administering this Plan shall be borne by the Company.

11.3 Use of Exercise Proceeds. Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any Common Stock received in payment may be retired, or retained in the Company's treasury and reissued.

11.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expenses, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

                                   ARTICLE XII

                    Shareholder Approval and Effective Dates

12.1 The Plan shall become effective when it is adopted by the Board. However, if the Plan is not approved within one year after the Plan is adopted by the Board by the vote at a meeting of the stockholders of Datapoint Corporation of the holders of a majority of the outstanding shares of Datapoint Corporation entitled to vote, the Plan and all Options shall terminate at the time of that meeting of stockholders or, if no such meeting is held, after the passage of one year from the date the Plan was adopted by the Board. Options may not be granted under the Plan after January 28, 2008.